UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2013

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Steinway Musical Instruments, Inc., a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger dated as of June 30, 2013 (the “Merger Agreement”) with KSTW Holdings, Inc., a Delaware corporation (“Parent”), and KSTW Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Parent and Acquisition Sub are affiliates of Kohlberg Management VII, L.P. (“Kohlberg”).   Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), at a price per share of $35.00 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding.

The Board of Directors of the Company (the “Board”), consisting of all disinterested directors, unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger, and intends to recommend in the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed with the Securities and Exchange Commission (“SEC”) that holders of Company Common Stock tender their shares into the Offer. Two directors, Mr. J. S. Kim and Mr. Dana Messina, did not participate in this Board action by virtue of their respective relationships with potential bidders for the Company.

Under the terms of the Merger Agreement, the Company has granted Acquisition Sub an irrevocable option, exercisable only upon the terms and subject to the conditions set forth therein, to purchase a number of shares of Company Common Stock equal to the lowest number of shares that, when added to the number of shares owned by Parent or Acquisition Sub after the completion of the Offer, will constitute one share more than 90% of Company Common Stock outstanding on a fully diluted basis in order to facilitate completion of the Merger under Section 253 of the Delaware General Corporation Law.

Upon the effective time of the Merger, each share of the Company Common Stock (except for shares held by stockholders who exercise their appraisal rights under Delaware law) will be canceled and converted into the right to receive the Offer Price (other than shares held by the Company as treasury stock, held by a wholly owned subsidiary of the Company or held by Parent or Acquisition Sub, which will be canceled without consideration).   As of the effective time of the Merger, each option to purchase shares of the Company Common Stock (each a “Company Option”) that is outstanding and unexercised will be canceled in consideration for the right to receive cash consideration equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Company Option; and (ii) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock previously subject to such Company Option, less any required withholding taxes.

Consummation of the Offer is subject to customary conditions, including, among others, (i) the valid tender of the number of Shares that would represent at least a majority of the outstanding shares of Company Common Stock; (ii) Parent’s receipt of the proceeds of the debt financing; (iii) the Rights Agreement (as defined below) shall have no force or effect with respect to the Offer and the Merger; (iv) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the receipt of approvals or clearances required under applicable German antitrust laws; (vi) the absence of certain legal impediments to the consummation of the Merger; and (vii) the absence of any change, event or occurrence that has had or would reasonably be expected to have a material adverse effect on the Company.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by Kohlberg Investors VII, L.P. (the “Investor”) and (ii) debt financing to be provided by Macquarie Capital (USA) Inc. and General Electric Capital Corporation.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger and other matters, including the “go-shop” covenants described below.

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern Time on August 14, 2013 (the “Go-Shop Period”), the Company has the right to directly or indirectly initiate, solicit or encourage any Competing Proposals (as defined in the Merger Agreement) and waive standstill provisions to enable Competing Proposals to acquire the entire Company to be submitted to the Company.  At the end of the Go-Shop Period, the Company must cease any existing solicitation, encouragement, discussion or negotiation with any third parties but may continue to receive proposals and engage in discussions and activities with third parties that made a competing proposal during the Go-Shop Period that the Board believes in good faith is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement).

Prior to the closing of the Offer, the Board may, subject to compliance with certain obligations described below, (i) terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, if, the Board receives a Competing Proposal that the Board determines in good faith, constitutes a Superior Proposal and the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; or (ii) change its recommendation to the Company’s stockholders regarding tendering into the Offer and approving the Merger and related transactions and the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.  The Company may not change its recommendation to the Company’s stockholders or terminate the Merger Agreement under the above “fiduciary out” unless (i) the Company gives Parent three business days’ (shortened to two business days in response to subsequent material amendments to any Competing Proposal) notice that the Company intends to take such action and provides relevant information and materials; (ii) the Company provides Parent with at least three business days (or two business days as provided above) to make a revised proposal, during which the Company must negotiate in good faith; and (iii) after such period, the Board determines in good faith, after consultation with its legal and financial advisors, and taking into account any changes to the transaction documents, that the Competing Proposal continues to constitute a Superior Proposal.

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee.  If payment of a termination fee is due to Parent, the amount of the termination fee will be $13.35 million, which will be reduced to $6.675 million if the Company terminates the Merger Agreement in connection with a Competing Proposal from a third party that submits a Competing Proposal during the Go-Shop Period and that did not submit an indication of interest to the Company in response to the Company’s process letter dated June 3, 2013.  The Company will be required to reimburse third-party expenses incurred by Parent in connection with the Merger Agreement in an amount not to exceed $2.0 million in the event that the Merger Agreement is terminated under certain circumstances.  The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $31.15 million under certain circumstances specified in the Merger Agreement.  The Investor has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of the reverse termination fee if such amounts become payable under the Merger Agreement.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated before September 28, 2013.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Acquisition Sub.  In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and confidential disclosures made to Parent and Acquisition Sub in connection with the Merger Agreement negotiations; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Rights Agreement Amendment

The Company entered into Amendment No. 2 dated June 30, 2013 (the “Rights Agreement Amendment”) to Rights Agreement dated September 26, 2011, as amended by Amendment No. 1 to Rights Agreement dated February 20, 2013, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”).  The Rights Agreement Amendment provides that the Merger Agreement and related transactions, including the consummation of the Offer and the Merger and any related transactions, will not cause the Rights to become exercisable or cause any of the other protective features afforded to the Company under the Rights Agreement to come into effect.  Under the Rights Agreement Amendment, no party to the Merger Agreement or the related transactions shall be deemed to be the Beneficial Owner (as defined in the Rights Agreement) of any common shares held by any other party solely by virtue of the approval, execution, delivery and/or the existence of the Merger Agreement or the related transactions or the performance of such party’s rights and obligations under the Merger Agreement or the related transactions.  The Rights Agreement Amendment further provides that all Rights established under the Rights Agreement shall automatically expire immediately prior to the closing of the Offer.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.03                                           MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01                                           OTHER EVENTS

On July 1, 2013, the Company issued a joint press release with Kohlberg & Company announcing entry into the Merger Agreement which the Board, represented by all disinterested directors, voted unanimously to approve.  The joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced.  This document is neither an offer to purchase nor a solicitation of an offer to sell any securities.  The solicitation and the offer to buy shares of the Company Common Stock will be made pursuant to an offer to purchase and related materials that Acquisition Sub intends to file with the Securities and Exchange Commission.  At the time the tender offer is commenced, Acquisition Sub will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer.  These materials will be sent free of charge to all shareholders of the Company when available.  In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction.  When used in this report, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.  Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of the Company may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions.  The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.  Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Parent is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction, as well as risk factors set forth above.  Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s recent filings on Form 10-Q and Form 10-K.

Item 9.01                                           FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated June 30, 2013, by and among Steinway Musical Instruments, Inc., KSTW Holdings, Inc. and KSTW Acquisition, Inc.

10.1	Amendment No. 2 to Rights Agreement, dated June 30, 2013, by and between Steinway Musical Instruments, Inc. and Continental Stock Transfer & Trust Company.

99.1	Joint press release of Steinway Musical Instruments, Inc. and Kohlberg & Company, dated July 1, 2013.

*       Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2013	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Michael T. Sweeney

	Name:	Michael Sweeney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated June 30, 2013, by and among Steinway Musical Instruments, Inc., KSTW Holdings, Inc. and KSTW Acquisition, Inc.

10.1	Amendment No. 2 to Rights Agreement, dated June 30, 2013, by and between Steinway Musical Instruments, Inc. and Continental Stock Transfer & Trust Company.

99.1	Joint press release of Steinway Musical Instruments, Inc. and Kohlberg & Company, dated July 1, 2013.

*       Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.